UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 13, 2013

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

As previously disclosed by Twin Cities Power Holdings, LLC (the “Company”), on April 8, 2011, Twin Cities Power, LLC (“TCP”), a wholly-owned subsidiary of the Company, executed a Promissory Note (the “Note”) in favor of John O. Hanson in the principal amount of $400,000. On or around December 10, 2012, TCP and Mr. Hanson executed a Promissory Note Extension, pursuant to which Mr. Hanson agreed to extend the term of the Note from its previous maturity date of December 31, 2012 to June 30, 2013. On June 13, 2013, TCP and Mr. Hanson agreed to further extend the term of the Note to mature on December 31, 2013 or upon Mr. Hanson’s earlier demand. The outstanding balance of the Note is $200,000, and the remaining terms of the Note shall remain the same, with TCP paying interest on such outstanding balance at a rate of twenty (20%) percent per annum.

The foregoing description is qualified in its entirety by reference to the Promissory Note Extension filed as Exhibit 10.1 to this Current Report on Form 8-K.

5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Wiley H. Sharp III has served as the Company’s Vice President of Finance and Chief Financial Officer pursuant to the terms of a Consultant and Professional Services Agreement, the term of which ended on May 31, 2013. On June 16, 2013, the Company entered into an Employment Agreement (“Employment Agreement”) with Mr. Sharp, pursuant to which Mr. Sharp shall continue to serve as Vice President of Finance and Chief Financial Officer and shall receive a monthly salary of $14,000. In addition, the Employment Agreement contains provisions that entitle Mr. Sharp to certain employee benefits and vacation, severance benefits, expense reimbursement, and a discretionary bonus based on the profitability of the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

(d)

10.1	Promissory Note Extension dated June 13, 2013 between John O. Hanson and Twin Cities Power, LLC.
10.2	Employment Agreement dated June 16, 2013 between Twin Cities Power Holdings, LLC and Wiley H. Sharp III.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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